Exhibit 3.4

This composite Company Agreement of Entergy New Orleans, LLC (the “Company”) reflects the provisions of the Company’s Company Agreement effective as of July 18, 2017 and all amendments thereto effective on or prior to December 1, 2017, but it is not an amendment and/or restatement thereof.

COMPANY AGREEMENT OF
ENTERGY NEW ORLEANS, LLC
A TEXAS LIMITED LIABILITY COMPANY

effective as of July 18, 2017

COMPANY AGREEMENT OF ENTERGY NEW ORLEANS, LLC
A TEXAS LIMITED LIABILITY COMPANY

TABLE OF CONTENTS

Page

1.    DEFINITIONS    1
2.    ORGANIZATION    2
2.1.    Formation.    2
2.2.    Name.    2
2.3.    Principal Place of Business.    2
2.4.    Term.    2
2.5.    Purposes.    2
2.6.    Independent Activities of Directors, Members and Officers.    2
2.7.    Contracts or Transactions Involving Interested Governing Persons or Officers.    3
2.8.    Statutory Requirements.    3
3.    CAPITAL    3
3.1.    Units.    3
3.2.    Registered Holders as Owners.    4
3.3.    Record Dates.    4
3.4.    Capital Contributions, Units, Ownership Percentage.    5
3.5.    Additional Contributions; Acquisition of Additional Units.    5
3.6.    Liability of Members.    6
3.7.    No Preemptive Rights.    6
4.    ALLOCATION OF INCOME, GAINS, AND LOSSES    6
5.    election related to tax status.    6
5.1.    Election to Change Tax Status.    6
6.    COMPANY PROPERTY    6
6.1.    Company Property.    6
7.    DISTRIBUTIONS    7
7.1.    In General.    7
7.2.    Distributions on Termination of the Company.    7
7.3.    Incorrect Payments.    7
7.4.    Other Matters.    7
7.5.    Amounts Withheld.    7
8.    ACCOUNTING AND TAX MATTERS    8
8.1.    Fiscal Year.    8
8.2.    Method of Accounting.    8
8.3.    Tax Returns.    8
9.    BOARD OF DIRECTORS; Officers    8
9.1.    Powers.    8
9.2.    Restriction of Powers.    8
9.3.    Number; Qualifications.    8
9.4.    Election and Removal.    9
9.5.    Extent of Directors’ Obligations.    9
9.6.    Liability of Directors.    9
9.7.    Duties of Directors.    9
9.8.    Advisory Directors.    9

9.9.    Officers.    10
10.    INDEMNIFICATION    12
10.1.    Power to Indemnify in Actions, Suits or Proceedings other than those by or in the Right of the Company.    12
10.2.    Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Company.    13
10.3.    Authorization of Indemnification.    14
10.4.    Good Faith Defined.    14
10.5.    Indemnification by a Court.    15
10.6.    Expenses Payable in Advance.    15
10.7.    Nonexclusivity of Indemnification and Advancement of Expenses.    15
10.8.    Insurance.    16
10.9.    Certain Definitions.    16
10.10.    Survival of Indemnification and Advancement of Expenses.    16
10.11.    Limitation on Indemnification.    17
10.12.    Indemnification of Advisory Directors, Employees and Agents.    17
10.13.    Repeal or Modification.    17
10.14.    Separability.    17
11.    MEETINGS OF THE BOARD OF DIRECTORS AND MEMBERS    17
11.1.    Place.    17
11.2.    First Meeting of Board of Directors.    18
11.3.    Regular Meetings.    18
11.4.    Special Meetings.    18
11.5.    Notice and Waiver of Notice.    18
11.6.    Quorum of Directors, Acts of Board of Directors.    18
11.7.    Committees.    19
11.8.    Delegation.    19
11.9.    Meetings of Members.    19
11.10.    Action Without Meetings.    20
12.    ADMISSION and withdrawal OF MEMBERS; TRANSFERS OF INTERESts.    20
12.1.    Units Acquired Directly From The Company.    20
12.2.    Right of Transferee to Become a Member.    20
12.3.    Withdrawal by a Member.    20
13.    DISSOLUTION AND TERMINATION    20
13.1.    Causes of Dissolution.    20
13.2.    Winding Up.    21
14.    GENERAL PROVISIONS    22
14.1.    Confidentiality of Company Records.    22
14.2.    Applicable Law.    22
14.3.    Binding Agreement.    22
14.4.    Notices.    22
14.5.    Variation of Pronouns.    23
14.6.    Headings.    23
14.7.    Entire Agreement.    23
14.8.    Severability.    24
14.9.    Incorporation by Reference.    24
14.10.    Further Action.    24
14.11.    Waiver of Partition.    24
14.12.    Amendments.    24
14.13.    Waivers.    24
14.14.    Counterparts.    24

COMPANY AGREEMENT OF
ENTERGY NEW ORLEANS, LLC
A TEXAS LIMITED LIABILITY COMPANY

This Company Agreement of ENTERGY NEW ORLEANS, LLC (the “Agreement”) is executed as of July 18, 2017 to be effective as of the date and upon such time on which the Certificate of Formation is filed with and accepted by the Texas Secretary of State (the “Effective Date”) among the Board of Directors and the Persons listed on Exhibit A as the Members for the purpose of organizing a Texas limited liability company on the terms and conditions set forth in the Certificate of Formation and in this Agreement.

1.	DEFINITIONS

Subject to additional definitions contained in subsequent Articles of this Agreement which are applicable to specific Articles or Sections thereof, capitalized terms used in this Agreement have the meanings set forth below:

1.1	“Act” means the Texas Business Organizations Code, and any successor statute, as amended from time to time.

1.2	“Advisory Directors” shall have the meaning given to that term in Section 9.8.

1.3	“Agreement” means this company agreement, as amended from time to time.

1.4	“Certificate of Formation” means the Certificate of Formation filed with the Secretary of State of the State of Texas pursuant to Section 3.005 of the Act, as amended and restated from time to time.

1.5	“Code” means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

1.6	“Company” means the limited liability company formed under the Act pursuant to the Certificate of Formation and this Agreement.

1.7	“Delegate” shall have the meaning given to that term in Section 10.1.

1.8
“Director” means each Person designated or elected from time to time in accordance with this Agreement as a director of the Company. A Director shall be considered to be a “manager” of the Company as that term is used in the Act.

1.9
“Majority in Interest of the Members” at any time means Members holding Units entitled to vote on the matter in question whose voting rights have not been suspended or terminated and whose aggregate percentage ownership of Units exceed 50%.

1.10	“Members” means those Persons listed on Exhibit A attached hereto and made a part hereof and such other Persons as may become Members from time to time in accordance with this Agreement.

1.11	“Person” or “person” means any individual, partnership, corporation, trust, governmental unit, or other entity.

1.12
“Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

1.13	“Units” shall have the meaning given to that term in Section 3.1.

2.	ORGANIZATION

2.1	Formation.

The parties to the Agreement hereby form a limited liability company to be governed by the Certificate of Formation, by this Agreement, and by the Act.

2.2	Name.

The name of the Company shall be Entergy New Orleans, LLC; provided, however, that (a) the Company’s business may be conducted under one or more assumed names deemed advisable by the Board of Directors, and (b) the Board of Directors in their sole discretion may change the name of the Company at any time and from time to time, and may amend the Company Agreement and make any necessary filings to effectuate such name change without the consent of the Members.

2.3	Principal Place of Business.

The principal place of business of the Company shall be at 1600 Perdido Street, New Orleans, Louisiana 70112 or at such location within or without the State of Louisiana as may be determined by the Board of Directors.

2.4	Term.

The term of the Company shall commence when the Certificate of Formation is filed with the Texas Secretary of State and shall continue until the Company is terminated under Article 13 of this Agreement.

2.5	Purposes.

The Company is organized for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Act.

2.6	Independent Activities of Directors, Members and Officers.

Except as otherwise agreed in writing or as arising out of an employment or other relationship outside of this Agreement, the Members, directly or through their respective affiliates, Directors and Officers (as defined below) may, notwithstanding this Agreement, engage in whatever activities they choose, whether or not those activities are competitive with those of the Company, without having or incurring any obligation to offer any interest in such activities to the Company or any Member.

2.7	Contracts or Transactions Involving Interested Governing Persons or Officers.

Without limitation of any other law or principle that validates interested party transactions, a contract or transaction between the Company and a Person described in Section 101.255 of the Act is presumed fair to the Company when authorized, approved or ratified by the Board of Directors or a responsible Officer if such contract or transaction (a) has been authorized or approved by, or is subject to the authorization or approval of, the Federal Energy Regulatory Commission (“FERC”), the New Orleans City Council, or any other retail regulator or commission with jurisdiction over the Company, such Person, the contract or transaction (each a “Governmental Authority”), (b) is pursuant to or in compliance with any order of a Governmental Authority, or (c) is pursuant to a FERC-approved tariff such as the tariff of the Midcontinent Independent System Operator, Inc. regional transmission organization. The fact that any Governmental Authority shall subsequently deny recovery of any cost or expense under or related to any such contract or transaction in the Company’s rates or determine that such cost or expense was not prudently incurred shall not alter the presumption that such contract or transaction was fair to the Company when authorized, approved or ratified.

2.8	Statutory Requirements.

The Company’s organizer has caused the Certificate of Formation to be executed and filed with the Secretary of State of the State of Texas. Except as permitted in Section 2.2, the Board of Directors may file a Certificate of Amendment to the original Certificate of Formation and any other certificates of amendment as may be authorized by a vote of a Majority in Interest of the Members.

3.	CAPITAL

3.1	Units.

Membership interests in the Company shall be designated as Units (“Units”). There shall be one class of Units referred to as Common Units. The Company is authorized to issue a total of one thousand (1,000) Common Units. The Company may issue to its Members certificates representing the Units owned by each Member. Such certificates shall be signed on behalf of the Company by the President or a Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, certifying the number of Units owned by each Member. The certificates shall be consecutively numbered and shall be entered in the books of the Company or the records of a registrar or transfer agent, if the Company elects to retain the services of a registrar or transfer agent, as they are issued. If any Officer of the Company shall have ceased to be such Officer before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such Officer at the date of issue.
Each Unit and the related membership interest will constitute a “security” within the meaning of, and governed by, Article 8 of the Uniform Commercial Code (including Section 8.103 thereof) as in effect from time to time in the State of Texas (the “UCC”). Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the UCC as in effect in the State of Texas, such provision of Article 8 of the UCC shall control.
The Board of Directors or any Officer authorized by the Board of Directors for such purposes may direct a new certificate to be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the Board of Directors or such authorized Officer may, in his or her discretion and as a condition precedent to the issuance thereof, prescribe such terms and conditions as they, he or she deems expedient and may require such indemnities as they, he or she deems adequate to protect the Company from any claim that may be made against it with respect to any such certificate alleged to have been lost, stolen or destroyed.
Units shall be transferable only on the books of the Company by the holder thereof in person or by his or her duly authorized attorney. Upon surrender to the Company or the transfer agent of the Company of a certificate for Units duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transaction recorded upon the books of the Company.

3.2	Registered Holders as Owners.

3.2.1
The Company may regard the person in whose name any Units issued by the Company are registered in the transfer records of the Company at any particular time as the owner of those Units at that time for purposes of voting those Units, receiving distributions thereon or notices in respect thereof, transferring those Units, exercising rights relating thereto, or giving proxies with respect thereto; and

3.2.2
Neither the Company nor any of its Officers, Directors, employees, or agents shall be liable for regarding that person as the owner of those Units at that time for those purposes, regardless of whether that person possesses a certificate for those Units.

3.3	Record Dates.

For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or entitled to receive a distribution by the Company, or in order to make a determination of Members for any other purpose (other than determining Members entitled to consent to action by Members proposed to be taken without a meeting of Members), the Board of Directors may provide that the transfer records shall be closed for a stated period, not to exceed, in any case, sixty (60) days. If the transfer records shall be closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than sixty (60) days and, in the case of a meeting of Members, not less than ten (10) days, prior to the date on which the particular action requiring such determination of Members is to be taken. With respect to any record date, the record ownership of Units as of such date shall be determined as of the opening of business on such date. If the transfer records are not closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members, or Members entitled to receive a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the transfer records and the stated period of closing has expired.

Whenever action by Members is proposed to be taken by consent in writing without a meeting of Members, the Board of Directors may fix a record date for the purpose of determining Members entitled to consent to that action, which shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and prior action of the Board of Directors is not required by the Act, the record date for determining Members entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office, registered agent, principal place of business, an Officer or agent having custody of the books in which proceedings of meetings of Members are recorded, or any transfer agent, registrar, or exchange agent, if applicable. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Company’s principal place of business shall be addressed to the Secretary or principal executive officer of the Company. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the Act, the record date for determining Members entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

3.4	Capital Contributions, Units, Ownership Percentage.

The total capital contributions, number of Units owned by each, and ownership percentage of the Members, are as set forth in Exhibit A hereto.

3.5	Additional Contributions; Acquisition of Additional Units.

The Members are not required to make any additional capital contribution to the Company. The Members may acquire additional Units in the Company upon the payment to the Company of the subscription price for the Units acquired by the Member, as established from time to time by the Board of Directors.

3.6	Liability of Members.

The Members shall not be liable for any debt, obligation, or liability of the Company, including a debt, obligation, or liability under a judgment, decree or order of a court.
Except as otherwise expressly agreed in writing, no Member in its capacity as such shall have any fiduciary duty of any kind toward the Company or any other Member. No measure of control over the Company’s business, and no special knowledge, held by a Member will impose on that Member in its capacity as such any fiduciary duty of any kind toward the Company or any other Member. Except as otherwise expressly agreed in writing, no arrangement or relationship between a Member and the Company or between that Member and another Member will create for any other Member in its capacity as such a fiduciary duty toward the Member having such an arrangement or relationship.

3.7	No Preemptive Rights.

Except as otherwise provided in this Agreement, no Member shall have any preemptive, preferential, or other right with respect to the issuance or sale of Units that may be issued or sold by the Company.

4.	ALLOCATION OF INCOME, GAINS, AND LOSSES

The Company shall initially be a disregarded entity for federal tax purposes and all items of income, gain, loss and deduction shall be allocated to its sole Member.

5.	ELECTION RELATED TO TAX STATUS.

5.1	Election to Change Tax Status.

The Company shall initially be a disregarded entity for federal tax purposes, provided however that the Members will have the power to subsequently make an election for the Company to be classified as an association to be taxed as a corporation for income tax purposes in accordance with the provisions of Income Tax Regulation § 301.7701-3(c) and the provisions of Regulation § 301.7701-3(g), as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations). Any action to make any such election shall require the unanimous consent of the Members.

6.	COMPANY PROPERTY

6.1	Company Property.

Property, whether real, personal or mixed and whether tangible or intangible, owned or purchased by the Company shall be held and owned, and conveyance shall be made, in the name of the Company.

7.	DISTRIBUTIONS

7.1	In General.

Distributions shall be made to the Members from time to time as the Board of Directors may determine in their discretion in direct proportion to each Member’s ownership of Units. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate Section 101.206 of the Act

7.2	Distributions on Termination of the Company.

Distributions on termination of the Company shall be made in accordance with Section 13.2.

7.3	Incorrect Payments.

To the extent any payment made to a Member is incorrectly paid, as determined by the Company’s financial statements, any Member who receives more than should have been paid to such Member shall promptly repay to the Company the amount of any such incorrect payment, and any such repaid amounts shall be applied, retained, or redistributed pursuant to this Agreement or as determined by the Board of Directors.

7.4	Other Matters.

The Board of Directors or any Officer authorized by the Board of Directors for such purposes may compromise or release any obligation of a Member (or a Member’s legal representative or successor) to make a contribution to the Company, to otherwise pay cash or transfer property to the Company, or to return cash or property paid or distributed by the Company to the Member in violation of the Act, the Certificate of Formation, or this Agreement.

7.5	Amounts Withheld.

All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment or distribution to any Member shall be treated as amounts distributed to that Member pursuant to this Article 7 for all purposes under this Agreement. The Board of Directors may allocate any such amounts among the Members in any manner that is in accordance with applicable law.

8.	ACCOUNTING AND TAX MATTERS

8.1	Fiscal Year.

The fiscal year of the Company shall be the fiscal year selected by the Board of Directors.

8.2	Method of Accounting.

The books of the Company, for both tax and financial reporting purposes, shall be kept on the method of accounting selected by the Board of Directors.

8.3	Tax Returns.

The Board of Directors shall cause Company tax returns to be prepared and filed with appropriate authorities on a timely basis.

9.	BOARD OF DIRECTORS; Officers

9.1	Powers.

Except and to the extent that the Act, the Certificate of Formation, or this Agreement shall reserve the same to the Members in whole or in part or otherwise restrict the powers of the Board of Directors, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Directors who shall comprise the Board of Directors of the Company. If there are two or more Directors, any action of the Board of Directors shall be taken by the vote of a majority of the Directors then serving and present at a meeting at which a quorum is present (unless another percentage is required by the Act, the Certificate of Formation, or this Agreement), each such Director having one vote. The Directors shall not be agents of the Company for the purpose of its business pursuant to Section 101.254 of the Act, and shall not individually have the authority to act for the Company or otherwise bind the Company.

9.2	Restriction of Powers.

The Board of Directors shall have no authority to merge or dissolve the Company, liquidate it, or dispose of substantially all of its property without the unanimous approval of the Members.

9.3	Number; Qualifications.

The Board of Directors of the Company shall consist of one or more Persons. The number of Persons serving as Directors on the Board of Directors shall be fixed from time to time by written consent of a Majority in Interest of the Members. The initial number of Directors shall be four and the names of such initial Directors are listed on Schedule B attached hereto. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Directors need not be residents of the State of Texas nor Members of the Company. Schedule B attached hereto shall be amended from time to time by the Board of Directors to reflect the names of the current Directors, and any such amendment to the information contained therein made in accordance with the provisions of this Section 9.3 shall not constitute an amendment of this Agreement. Each Director elected, designated or appointed by the Members shall hold office until his or her successor is elected and qualified or until such Director’s earlier death, resignation or removal.

9.4	Election and Removal.

The Persons serving as Directors on the Board of Directors shall be elected and removed from time to time, with or without cause, by a Majority in Interest of the Members. Any vacancy occurring in the Board of Directors other than as a result of the removal of a Director by the Members may be filled for the remainder of any unexpired term, if any, by a majority vote of the remaining Directors even if the number of remaining Directors does not constitute a quorum.

9.5	Extent of Directors’ Obligations.

The Directors shall devote to the Company such time as may be necessary for the proper performance of all Director duties hereunder, but the Directors shall not be required to devote themselves full time to the performance of such duties unless required to do so by another agreement.

9.6	Liability of Directors.

The Directors shall not be liable for any debt, obligation, or liability of the Company, including a debt, obligation, or liability under a judgment, decree or order of a court.

9.7	Duties of Directors.

Except as provided in this Agreement, the Directors shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the Act in exercising their rights and performing their duties under this Agreement.

9.8	Advisory Directors.

The Board of Directors may appoint one or more Advisory Directors of the Company (hereinafter, such individual or individuals so appointed by the Board of Directors shall be referred to as “Advisory Directors”). Advisory Directors may be called upon individually or as a group by the Board of Directors or Officers of the Company to give advice and counsel to the Company, Directors and Officers. The Advisory Directors shall not be Directors for purposes of this Agreement or “managers” for purposes of the Act and shall have no authority to act, to enter into any contract, to incur any liability or to make any representation or warranties on behalf of the

Company. The Directors shall have no obligation to consult with or seek any advice of the Advisory Directors with respect to any action taken by the Board of Directors for such action to be valid. Advisory Directors shall receive from the Company such remuneration as shall be fixed by the Board of Directors. Terms of the Advisory Directors shall expire on the day of the Annual Meeting of the Company, provided, however, that Advisory Directors shall serve at the pleasure of the Board of Directors and may be removed at any time with or without cause by a vote of the Board of Directors. For purposes of Article 10 hereof (Indemnification), the Board of Directors may authorize that the Advisory Directors of the Company may enjoy the same rights and privileges as Directors of the Company. The Company may require any Advisory Director to enter into an agreement with respect to its duties and obligations from time to time as a condition of their appointment. The Board may take action to more particularly describe the duties and roles of the Advisory Directors by adopting a charter for an advisory board of directors so long as such charter is not inconsistent with the Act or this Section 9.8.

9.9	Officers.

9.9.1
General. The Board of Directors may select natural persons to be designated as officers of the Company (“Officers”), with such titles as the Board of Directors shall determine in its sole discretion. Any number of offices may be held by the same person. The Officers shall hold office until their successors are chosen and qualify. The initial Officers are listed on Schedule C attached hereto. Schedule C attached hereto shall be amended from time to time by the Board of Directors to reflect the current Officers. Any such amendment to the information contained therein made in accordance with the provisions of this Section shall not constitute an amendment of this Agreement nor shall it be a condition to the appointment of any Officer. Officers and agents shall have such authority and perform such duties in the management of the Company as may be provided by the Act or this Agreement or as shall be determined from time to time by resolution of the Board of Directors not inconsistent with this Agreement.

The duties and authorities of the following Officers shall be as set forth below:

(a)
Chair of the Board. The Chair of the Board shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors upon written directions given to him or her pursuant to resolutions duly adopted by the Board of Directors.

(b)
The Chief Executive Officer. The Chief Executive Officer or, if no Chief Executive Officer is elected, the President, subject to the direction of the Board of Directors, shall have direct charge of and general supervision over the day-to-day business and affairs of the Company.

(c)
The President. The President shall perform all duties incident to the office of president of a corporation organized under the Act and such other duties as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer. In the absence of a Chief Executive Officer, the President shall be the chief executive officer of the Company, shall have general and active management of the business and affairs of the Company, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall preside at all meetings of the Members and at all meetings of the Board of Directors in the absence or disability of the Chair of the Board. The President shall have authority to sign and deliver in the name of the Company any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the Company, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by this Agreement or the Board of Directors to some other person.

(d)
Vice Presidents. Each Vice President shall have such powers and shall perform such duties incident to the offices of a vice president of a corporation organized under the Act and such other duties from time to time as may be conferred upon or assigned to him or her by the Board of Directors or as may be delegated to him or her by the Chief Executive Officer or the President.

(e)
Secretary. The Secretary shall attend all meetings of the Members and all meetings of the Board of Directors and record all the proceedings of the meetings of the Members and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for any standing committees of the Board of Directors when required. The Secretary shall cause notices of all meetings of the Members and the Board of Directors to be given in accordance with this Agreement, shall be custodian of the records and the seal, if any, of the Company, and shall cause the Company seal, if any, to be affixed to all documents the execution of which under seal is duly authorized, and when the Company seal is so affixed, may attest to the same. The Secretary shall perform such other duties as are incident to the office of secretary of a corporation organized under the Act or as may be prescribed by the Board of Directors or the President, under whose supervision the Secretary shall be. The Board of Directors may appoint one or more Assistant Secretaries to perform the duties of the Secretary.

(f)
Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities, receipts and disbursements of the Company and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Company in such banks, trust companies or other depositories as shall, from time to time, be designated by the Board of Directors or by the Treasurer if so authorized by the Board of Directors. The Treasurer: (A) may endorse for collection on behalf of the Company checks, notes and other obligations, (B) may sign receipts and vouchers for payments made to the Company, (C) may, singly or jointly with another person as may be authorized by the Board of Directors, sign checks on the Company’s accounts and pay out and disburse the funds of the Company under the direction of the Board of Directors, taking proper vouchers for such disbursements, and (D) shall render or cause to be rendered to the Chief Executive Officer, the President and the Board of Directors, whenever requested, an account of all of the Treasurer’s transactions and of the financial condition of the Company. The Treasurer shall perform such other duties as are incident to the office of treasurer of a corporation organized under the Act or as may be assigned from time to time by the Chief Executive Officer, the President or the Board of Directors. The Board of Directors may appoint one or more Assistant Treasurers to perform the duties of the Treasurer.

(g)
Tax Officers. One or more Tax Officers shall have the authority to communicate with the Internal Revenue Service and with state and local tax authorities, may sign tax returns, shall pay or cause to be paid taxes and shall have the authority to settle tax liabilities in the name or on behalf of the Company.

9.9.2
Officers as Agents; Delegation. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board of Directors not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business, and the actions of the Officers taken in accordance with such powers shall bind the Company. The Board of Directors may from time to time delegate additional authorities and responsibilities to one or more officers and agents.

9.9.3
Duties of Officers. Except to the extent otherwise provided herein, each Officer shall have a fiduciary duty of loyalty and care similar to that of officers of business corporations organized under the Act.

9.9.4	Liability of Officers. The Officers shall not be liable for any debt, obligation, or liability of the Company, including a debt, obligation, or liability under a judgment, decree or order of a court.

10.	INDEMNIFICATION

10.1	Power to Indemnify in Actions, Suits or Proceedings other than those by or in the Right of the Company.

Subject to Section 10.3 of this Article 10, the Company shall indemnify any person who was or is a party or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a Director or Officer of the Company, or is or was a Director or Officer of the Company serving at the request of the Company as a director, officer, manager, partner, venturer, proprietor, trustee, employee or agent or similar functionary of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (hereinafter referred to as a “Delegate”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that are reasonable and actually incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed (i) in the case of conduct in his or her official capacity, to be in the Company’s best interest and (ii) in all other cases was not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed (i) in the case of conduct in his or her official capacity, to be in the Company’s best interest and (ii) in all other cases was not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.
In the event that a person is found liable to the Company or is found liable on the basis that personal benefit was improperly received by such person, the indemnification (i) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, (ii) shall not include a judgment, penalty, fine, or any excise or similar tax, including excise tax assessed against the person with respect to an employee benefit plan, and (iii) shall not be made (even as to expenses) in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his or her duty to the Company, for breach of his or her duty of loyalty owed to the Company, or for an act or omission not committed in good faith that constitutes a breach of a duty owed by him or her to the Company.

10.2	Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Company.

Subject to Section 10.3 hereof and to the maximum extent permitted by law, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a Director or Officer of the Company or a Delegate against reasonable expenses (including attorneys’ fees) actually incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed (i) in the case of conduct in his or her official capacity, to be in the Company’s best interest and (ii) in all other cases was not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

10.3	Authorization of Indemnification.

Any indemnification of a Director or Officer under this Article 10 (unless ordered by a court) shall be made by the Company upon a determination that indemnification of the Director or Officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 10.1 or Section 10.2 of this Article 10, as the case may be and with respect to expenses, the amount of expenses other than a judgment is reasonable. Such determination shall be made (i) by the Board of Directors by a majority vote of those Directors who at the time of the vote are disinterested and independent regardless of whether such directors constitute a quorum, or (ii) by majority vote of a committee of the Directors duly designated by a majority vote of the directors who at the time of the vote are disinterested and independent, regardless of whether the Directors who are disinterested and independent constitute a quorum and consisting solely of one or more Directors who are disinterested and independent, or (iii) by special legal counsel selected by the Directors or a committee by vote in accordance with (i) or (ii) above in a written opinion, or (iv) by the Members of the Company in a vote that excludes the Units held by each Director who is not disinterested and independent, or (v) by a unanimous vote of the Members. To the extent, however, that a current or former Director or Officer of the Company or a Delegate has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against reasonable expenses (including attorneys’ fees) actually incurred by him or her in connection therewith, without the necessity of authorization in the specific case.
Any indemnification under this Article 10 shall be made promptly and, in any event, to the extent practicable, within sixty (60) days of receipt by the Company of the written request of the person to be indemnified.

10.4	Good Faith Defined

For purposes of any determination under Section 10.3 of this Article 10, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed, (i) in the case of conduct in his or her official capacity, to be in the Company’s best interest and (ii) in all other cases, was not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or books of account of the Company or another enterprise, or on information supplied to him or her by the Officers of the Company or the officers of another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term “another enterprise” as used in this Section 10.4 shall mean any other limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Company as a director, officer, manager, partner, venturer, proprietor, trustee, employee or agent or similar functionary. The provisions of this Section 10.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 10.1 or 10.2 of this Article 10, as the case may be.

10.5	Indemnification by a Court.

Notwithstanding any contrary determination in the specific case under Section 10.3 of this Article 10 and notwithstanding the absence of any determination thereunder, any current or former Director or Officer or Delegate may apply to any court of competent jurisdiction in the State of Texas for indemnification to the extent otherwise permissible under Sections 10.1 and 10.2 of this Article 10. Such court may order indemnification to the extent the court determines that such person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. Notice of any application for indemnification pursuant to this Section 10.5 shall be given to the Company promptly upon the filing of such application. If such application is successful, in whole or in part, the Director or Officer or Delegate seeking indemnification shall also be entitled to be paid the expense of securing the indemnification. Indemnification ordered by a court may be limited to the extent provided in Section 8.052 of the Act.

10.6	Expenses Payable in Advance.

Expenses incurred by a present Director or Officer or Delegate in defending or investigating a threatened or pending action, suit or proceeding described above shall be paid by the Company in advance of the final disposition of such action, suit or proceeding without making the determinations required under Section 10.3 hereof within fourteen (14) days after receipt by the Company of a written statement from such Director or Officer or Delegate requesting such an advancement, together with a written affirmation by the person of the person’s good faith belief that the person has met the standard of conduct necessary for indemnification under Section 10.3 hereof in addition to an undertaking, if required by law at the time of such advance, by or on behalf of such Director or Officer or Delegate to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized in this Article 10 or otherwise prohibited from being indemnified.

10.7	Nonexclusivity of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by or granted pursuant to this Article 10 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any governing document, agreement, contract, or vote of members or disinterested Directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action taken (or omitted to be taken) in his or her official capacity and as to action taken (or omitted to be taken) in another capacity while holding such office, it being the policy of the Company that indemnification of the persons specified in Sections 10.1 and 10.2 of this Article 10 shall be made to the fullest extent permitted by law. The provisions of this Article 10 shall not be deemed to preclude the indemnification of any person who is not specified in Sections 10.1 or 10.2 of this Article 10 but whom the Company has the power or obligation to indemnify under the provisions of the Act, or otherwise.

10.8	Insurance.

The Company may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Company or a Delegate against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Act or the provisions of this Article 10. The Company may also obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Company, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate for the protection of any or all such persons.

10.9	Certain Definitions.

For purposes of this Article 10, references to “the Company” shall include, in addition to the resulting company, any constituent company or corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, managers, and officers, so that any person who is or was a director or officer of such constituent entity, or is or was a director, manager, or officer of such constituent entity serving at the request of such constituent entity as a director, officer, manager, partner, venturer, proprietor, trustee, employee or agent or similar functionary of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article 10 with respect to the resulting or surviving entity as he or she would have with respect to such constituent entity if its separate existence had continued. For purposes of this Article 10, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a Director or Officer of the Company which imposes duties on, or involves services by, such Director or Officer with respect to an employee benefit plan, its participants or beneficiaries; a person who acted in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article 10; and an action taken or omitted by a Delegate for a purpose reasonably believed by the person to be in the interest of the other enterprise or its owners or members is for a purpose that is “not opposed to the best interests of the enterprise” as referred to in this Article 10.

10.10	Survival of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 10 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director or Officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

10.11	Limitation on Indemnification.

Notwithstanding anything contained in this Article to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 10.5 hereof), the Company shall not be obligated to indemnify any Director or Officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

10.12	Indemnification of Advisory Directors, Employees and Agents.

The Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to Directors, Advisory Directors, Officers, employees and agents of the Company or of its wholly or partially owned, direct or indirect affiliated or subsidiary companies similar to those conferred in this Article 10 to Directors and Officers of the Company.

10.13	Repeal or Modification.

All rights to indemnification and to advancement of expenses under this Article 10 shall be deemed to be a contract between the Company and each Director and Officer who serves or has served in any such capacity, and each other person as to whom the Company has agreed to grant indemnity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Act or any other applicable law shall not in any way diminish any right to indemnification or to advancement of expenses of such Director, Officer or other person as to whom the Company has agreed to grant indemnity, or the obligations of the Company, arising hereunder for claims relating to matters occurring prior to such repeal or modification.

10.14	Separability.

If this Article 10 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Director and Officer, and each employee, agent and other person as to whom the Company has agreed to grant indemnity to the full extent permitted by any applicable portion of this Article 10 that shall not have been invalidated and to the full extent permitted by applicable law.

11.	MEETINGS OF THE BOARD OF DIRECTORS AND MEMBERS

11.1	Place.

Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas. Meetings may be held by telephonic conference.

11.2	First Meeting of Board of Directors.

After the Certificate of Formation is filed with the Secretary of State, an organizational meeting of the initial Directors named as the initial “managers” in the Certificate of Formation shall be held, either within or without the State of Texas, at the call of a majority of the Directors named as “managers” in the Certificate of Formation, for the purpose of submitting this Agreement for adoption by the Company and transacting such other business as may come before the meeting. The Directors calling the meeting shall give at least one day’s notice thereof to each Director so named, stating the time and place of the meeting.

11.3	Regular Meetings.

Regular meetings of the Board of Directors may be held with or without notice, unless notice is required under this Agreement, and at such time and at such place as shall from time to time be determined by the Board of Directors.

11.4	Special Meetings.

Special meetings of the Board of Directors may be called by any Director. Notice of each special meeting of the Board of Directors shall be given to each Director at least 24 hours before the date of the meeting.

11.5	Notice and Waiver of Notice.

Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Any Director, whether or not attending, may waive notice by the execution of a written waiver. Except as may be otherwise provided by this Agreement, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

11.6	Quorum of Directors, Acts of Board of Directors.

At all meetings of the Board of Directors, a majority of the Directors shall constitute a quorum for the transaction of business, unless a different number or percentage is required by the Act, the Certificate of Formation or this Agreement. If a quorum shall not be present at any meeting of Board of Directors, the Directors present at that meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any sub-committee thereof may be taken without a meeting if all members of the Board of Directors or sub-committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or sub-committee. Any and all actions of the Board of Directors must be taken at a duly authorized meeting of the Board of Directors or upon unanimous written consent of the Board of Directors.

11.7	Committees.

The Board of Directors, by resolution, may designate from among the Directors one or more committees, each of which shall be comprised of one or more of the Directors, and may designate one or more of the Directors as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified Directors at any meeting of that committee. Any such committee shall have and may exercise all of the authority of the Board of Directors, subject to the limitations set out in Section 101.253 of the Act and the provisions of this Agreement. The Board may take action to establish a committee by adopting a charter for such committee which describes the duties and obligations of such committee and its members so long as such charter is not inconsistent with the Act or this Section 11.7.

11.8	Delegation.

The Board of Directors may from time to time delegate specific authorities and responsibilities to one or more Directors who, pursuant to such delegations, will have the power to exercise such responsibilities and the obligation to fulfill such responsibilities without the joinder or consent of the other Directors.

11.9	Meetings of Members.

An annual meeting of the Members shall be held at such time and place as the Board of Directors shall specify, which date shall be within 13 months after the last annual meeting of Members, but failure to hold any such annual meeting shall not affect otherwise valid acts of the Company or work a forfeiture or dissolution of the Company. Members holding at least an aggregate 20% of all Units, or any Director, may also call a meeting of the Members. All such meetings shall be held not less than ten (10) nor more than sixty (60) days after the date of written notice thereof, at such place in or outside of Texas as the notice shall specify. The notice shall describe the matters to be considered at the meeting, and no matter other than those described in the notice may be taken up at the meeting. Members holding a Majority in Interest of the Members shall constitute a quorum. Any Member attending the meeting shall be deemed to have waived notice thereof unless he or she is attending for the exclusive purpose of objecting to the validity of the meeting. Any Member, whether or not attending, may waive notice by the execution of a written waiver. If all Members waive notice, a meeting shall be valid even though proper or timely notice thereof may not have been given, and any matter may be considered at such a meeting whether or not described in the notice of the meeting. Nothing in this Section 11.9 will create or enlarge any voting right with respect to any Units whose voting rights have been limited or eliminated.

11.10	Action Without Meetings.

As provided in Section 6.202 of the Act and subject to the timing and notice requirements of that section, any action required or permitted to be taken at any meeting of the Members may be taken without holding a meeting, providing notice, or taking a vote if a written consent stating the action taken is executed by the Members having at least the minimum number of votes that would be necessary to take such action at a meeting at which all Members entitled to vote on the action are present and vote. Nothing in this Section 11.10 will create or enlarge any voting right with respect to any Units whose voting rights have been limited or eliminated.

12	ADMISSION AND WITHDRAWAL OF MEMBERS; TRANSFERS OF INTERESTS.

12.1	Units Acquired Directly From The Company.

After the formation of the Company, the Board of Directors may admit any Person as a new Member upon the payment to the Company of the consideration for the Units acquired by him, as established from time to time by the Board of Directors. Any Person becoming a Member shall execute a written acknowledgment that he or she has read this Agreement, the Certificate of Formation, and all amendments hereto and thereto and that he or she agrees to be bound by the terms of the Company Agreement.

12.2	Right of Transferee to Become a Member.

A transferee of all or part of a Member’s Membership Interest whose ownership is recorded in the transfer records of the Company in accordance with Section 3.1 hereof shall become a Member, and shall have all of the rights and privileges arising out of or associated with the assigned Membership Interest, without any further action of the Company, the Board of Directors, or the Members. The assignor of such Membership Interest will cease to be a Member upon the effectiveness of the assignment when recorded in the transfer records of the Company in accordance with Section 3.1 hereof.
Any Person becoming a substituted Member shall pay the reasonable costs of such substitution incurred by the Company.

12.3	Withdrawal by a Member.

No Member may withdraw from membership in the Company prior to the dissolution and winding up of the Company without the written consent of the Members. If consent is given, the withdrawal shall be on such terms and conditions as the Board of Directors may deem appropriate in their sole discretion.

13.	DISSOLUTION AND TERMINATION

13.1	Causes of Dissolution.

The Company shall be dissolved upon the earliest to occur of the following:

13.1.1	The unanimous agreement of the Members that the Company should be dissolved;

13.1.2
The retirement, resignation or dissolution of the last remaining Member or the occurrence of any other event that terminates the continued membership of the last remaining Member in the Company unless the business of the Company is continued in a manner permitted by the Act; or

13.1.3	Entry of a decree of judicial dissolution under Section 11.051(5) of the Act.

13.2	Winding Up.

Upon the dissolution of the Company, unless the business of the Company is continued as provided in Section 13.1.2 of this Agreement, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its property, and satisfying the claims of its creditors and Members. No Director shall have the authority to take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs. The Board of Directors (or, in the event there is no remaining Director, any Person elected by a Majority in Interest of the Members) shall be responsible for overseeing the winding up of the Company and shall take full account of the Company’s liabilities and property. The Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order:

13.2.1	First, to the payment and discharge of all of the Company’s debts and liabilities to creditors other than the Members;

13.2.2	Second, to the payment and discharge of all of the Company’s debts and liabilities to the Members; and

13.2.3	Thereafter, the balance, if any, to the Members in proportion to their ownership of Units.

In the discretion of the Board of Directors or other person in charge of winding up, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article 13 may be distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contested, contingent, or unforeseen liabilities or obligations of the Company arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Members, from time to time, in the reasonable discretion of the Board of Directors or other person in charge of winding up, in the same proportions among the Members as such amount would have been distributed directly from the Company pursuant to this Agreement.

14.	GENERAL PROVISIONS

14.1	Confidentiality of Company Records.

No Member or assignee of a Member (or representative of either) shall have a right under the Act or this Agreement to inspect, examine, copy, or receive a disclosure of any of the Company’s information, documents, or records except for a proper purpose. In response to any request (even if for a proper purpose) by a Member or assignee of a Member (or representative of either) for such an inspection, examination, copying, or disclosure, the Company may deny access by such Member or assignee of a Member (or representative of either) to any information, document, or record that is not described in Section 101.502(a) of the Act and that the Board of Directors (or any officer to whom the authority of this Section shall have been delegated) determines (a) contains or discloses information in the nature of trade secrets, (b) is required to be kept confidential by the Company or any affiliate by law or by agreement with any third party, or (c) is information the disclosure of which is not in the best interests of or could damage the Company or any of its affiliates. Additionally, the Company may require any Member or assignee of a Member (or representative or either) requesting (even if for a proper purpose) an inspection, examination, copying, or disclosure of any of the Company’s information, documents, or records (including information, documents, and records described in Section 101.502(a) of the Act) to enter into a confidentiality or non-disclosure agreement prior to receiving any requested information, documents, or records.

14.2	Applicable Law.

The Agreement and the rights, interests, and obligations of the Members with respect to the Company shall be governed by, interpreted, construed, and enforced in accordance with the Act, and as made applicable by the Act and the other laws of the State of Texas.

14.3	Binding Agreement.

Subject to the restrictions on transfers set forth in Article 12, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns.

14.4	Notices.

Any notice, request, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally to the Person or to an officer of the Person to whom the same is directed, or sent by regular, registered, or certified mail, by overnight courier, or by telecopy, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Board of Directors and Members:
if to the Board of Directors, addressed to:

1600 Perdido Street
New Orleans, Louisiana 70112

if to a Member, addressed to the Member at the address set forth on Exhibit A.

Any such notice shall be deemed to be delivered, given, and received for all purposes as of the date so delivered, if delivered personally or if sent by overnight courier, telecopy, or regular mail, or three days after the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, if sent by registered or certified mail, postage and charges prepaid. If an attempt to give notice by facsimile transmission fails because of any problem with the recipient’s designated facsimile number or facsimile equipment, such notice will nevertheless be considered to have been effected on the day of that attempted transmission if it is also transmitted that day by overnight delivery to the recipient and is actually received on the next following business day. Any Person may from time to time specify a different address by notice to the Board of Directors and Members.

14.5	Variation of Pronouns.

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the Person or Persons may require. The use of the singular shall include a reference to the plural and vice-versa unless the context clearly requires otherwise.

14.6	Headings; References.

The cover page, table of contents, titles of articles, section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof. References to Sections or Articles mean the Sections or Articles of this Agreement, unless otherwise noted.

14.7	Entire Agreement.

The Agreement, together with the Certificate of Formation, contains the entire agreement between the parties hereto relative to the formation and operation of the Company. The Agreement supersedes any prior understanding or oral or written agreement between the parties respecting the subject matter of the Agreement.

14.8	Severability.

Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

14.9	Incorporation by Reference.

Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is hereby incorporated in this Agreement by reference.

14.10	Further Action.

Each Member, upon the request of the Board of Directors, agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

14.11	Waiver of Partition.

To the maximum extent permitted under applicable law, each Member hereby irrevocably waives the right, if any, to partition the property and/or any other assets of the Company.

14.12	Amendments.

Except as otherwise specifically provided in the Agreement, no amendment, modification, or change of the Agreement, or any part thereof, shall be valid and effective unless made in writing and signed by all of the Members.

14.13	Waivers.

Except where a specific time period is provided hereunder for the exercise of a right or remedy, any party’s forbearance in the exercise or enforcement of any right or remedy under this Agreement will not constitute a waiver thereof, and a waiver under one circumstance will not constitute a waiver under any other circumstance.

14.14	Counterparts.

The Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.
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Executed to be effective as set forth above:

MEMBER:

ENTERGY NEW ORLEANS, INC.

By: /s/ Charles L. Rice, Jr.
Name: Charles L. Rice, Jr. Its: President and Chief Executive Officer

EXHIBIT A 1

Member’s Name and Address	Initial Contribution	Units	Percentage Ownership

Entergy Utility Holding Company, LLC	$1,000.00	100 Common	100%
2001 Timberloch Place The Woodlands, TX 77380

1.	This Exhibit A reflects ownership in the Company as of December 1, 2017 rather than as of the date of the initial adoption of the Company Agreement on July 18, 2017.

SCHEDULE B

BOARD OF DIRECTORS

Paul D. Hinnenkamp
Andrew S. Marsh
Charles L. Rice, Jr.
Roderick K. West

SCHEDULE C
OFFICERS

Name	Title
Charles L. Rice, Jr.	Chairman of the Board, President and Chief Executive Officer
Roderick K. West	Group President, Utility Operations
Andrew S. Marsh	Executive Vice President and Chief Financial Officer
Marcus V. Brown	Executive Vice President and General Counsel
Joseph T. Henderson	Senior Vice President and General Tax Counsel
Alyson M. Mount	Senior Vice President and Chief Accounting Officer
Steven C. McNeal	Vice President and Treasurer
Dennis P. Dawsey	Vice President, Customer Service
Gary Huntley	Vice President, Regulatory Affairs
Kimberly A. Fontan	Vice President, System Planning
Daniel T. Falstad	Secretary
Dawn A. Balash	Assistant Secretary
Stacey M. Lousteau	Assistant Treasurer
Mary Ann Valladares	Assistant Treasurer
Patricia A. Galbraith	Tax Officer
Rory L. Roberts	Tax Officer
Mark Keppler	Tax Officer